Exhibit 21.1
SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2006 *

Organization	Jurisdiction

Atlantic Automotive Components, L.L.C.	Michigan, U.S.A.
SunGlas, LLC	Delaware, U.S.A.
Aeropuerto Sistemas Automotrices S.de R.L de C.V.	Mexico
Autovidrio S.A. de C.V.	Mexico
Visteon Climate Control Systems Limited	Delaware, U.S.A.
Visteon Domestic Holdings, LLC	Delaware, U.S.A.
Halla Climate Systems Alabama Corp.	Delaware, U.S.A.
LTD Parts, Incorporated	Tennessee,U.S.A.
Visteon Technologies, LLC	Delaware, U.S.A.
VC Regional Assembly & Manufacturing, LLC	Delaware, U.S.A.
Visteon Global Technologies, Inc.	Michigan, U.S.A.
Visteon Holdings GmbH	Germany
Visteon Deutschland GmbH	Germany
Infinitive Speech Systems Corp.	Delaware, U.S.A.
Infinitive Speech Systems UK Limited	England
Visteon International Holdings, Inc.	Delaware, U.S.A.
Brasil Holdings Ltda.	Brazil
Visteon Sistemas Automotivos Ltda.	Brazil
Duck Yang Industry Co., Ltd.	Korea
Halla Climate Control Corporation	Korea
Visteon Automotive Components Production Industry and Commerce AS	Turkey
Halla Climate Control Canada Inc.	Canada
Halla Climate Control (Portugal) Ar Condicionado, LDA	Portugal
Halla Climate Control (Thailand) Company Limited	Thailand
Visteon Interiors Korea Limited	Korea
Visteon Asia Pacific, Inc.	China
Visteon International Trading (Shanghai) Co., Ltd.	China
Jiangxi Fuchang Climate Systems, Ltd.	China
Visteon Climate Control (Beijing) Co., Ltd.	China
Visteon Climate Control(Chongqing) Co., Ltd.	China
Halla Climate Control (Dalian) Co., Ltd.	China
Visteon Amazonas Ltda.	Brazil
Visteon S.A.	Argentina
Visteon Asia Holdings, Inc.	Delaware, U.S.A.
Visteon Japan, Ltd.	Japan
Visteon Automotive Holdings, LLC	Delaware, U.S.A.
Grupo Visteon, S.de R.L. de C.V.	Mexico
Altec Electronica Chihuahua, S.A. de C.V.	Mexico
Carplastic S.A. de C.V.	Mexico
Climate Systems Mexicana, S.A. de C.V.	Mexico
Coclisa S.A. de C.V.	Mexico
Lamosa S.A. de C.V.	Mexico
Visteon Automotive Systems India Private Limited	India
Visteon Powertrain Control Systems India Private Ltd.	India
Climate Systems India Limited	India
Visteon Technical & Services Centre Primate Limited	India

Organization	Jurisdiction

Visteon Canada Inc.	Canada
Visteon Caribbean, Inc.	Puerto Rico
Visteon European Holdings Corporation	Delaware, U.S.A.
Visteon Netherlands Holdings B.V.	Netherlands
Visteon Holdings Espana SI	Spain
Visteon-Autopal s.r.o.	Czech Republic
Cadiz Electronica, S.A.	Spain
Visteon Sistemas Interiores Espana, S.L.	Spain
Visteon Holdings France SAS	France
Visteon Software Technologies SAS	France
Visteon Holdings Italia, s.r.l.	Italy
Visteon Interior Systems Italia SpA	Italy
Visteon Interior Systems Holdings France SAS	France
Visteon Ardennes Industries SAS	France
Visteon Systemes Interieurs SAS	France
Reydel Limited	United Kingdom
Visteon Hungary Kft	Hungary
Visteon-Nichirin-Czech s.r.o	Czech Republic
Visteon Philippines, Inc.	Philippines
Visteon Poland S.A.	Poland
Visteon Portugesa, Ltd.	Bermuda
Visteon International Holding (BVI) Limited	British Vir. Isles
Visteon Slovakia S.r.o.	Slovakia
Visteon South Africa (Pty) Limited	South Africa
Visteon (Thailand) Limited	Thailand
Visteon UK Limited	England
Visteon Adria d.o.o.	Croatia
Visteon Global Treasury, Inc.	Delaware, U.S.A.
Visteon LA Holdings Corp.	Delaware, U.S.A.
Visteon International Business Development, Inc.	Delaware, U.S.A.
Visteon Systems, LLC	Delaware, U.S.A.
Visteon AC Holdings Corp.	Delaware, U.S.A.

8	Other U.S. Subsidiaries

6	Other Non-U.S. Subsidiaries

*	Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.